                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       FNB FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                       FNB FINANCIAL SERVICES CORPORATION

                              202 SOUTH MAIN STREET
                        REIDSVILLE, NORTH CAROLINA 27320


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, the Annual Meeting of Shareholders of FNB FINANCIAL SERVICES CORPORATION will be held at the Holiday Inn, Reidsville, North Carolina on Tuesday, April 8, 1997, at 1:00 p.m., for the following purposes:

         1. To fix the total number of directors at eleven, and to elect three Class I nominees to the Board of Directors, each to serve a three-year term until the 2000 Annual Meeting of Shareholders.

         2. To approve the FNB Financial Services Corporation Omnibus Equity Compensation Plan.

         3. To ratify the selection by the Board of Directors of Cherry, Bekaert & Holland as the Company's independent auditors for the 1997 fiscal year.

         4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

All shareholders are invited to attend the Annual Meeting. Only those shareholders of record as of the close of business on February 28, 1997, are entitled to notice of, and to vote at, the Annual Meeting. It is important that your stock be represented at this meeting so that the presence of a quorum may be assured.

Information about the activities and operation of the Company during the fiscal year ended December 31, 1996 is contained in the Company's Annual Report, which is enclosed.

ALSO ENCLOSED IS A FORM OF PROXY WHICH, IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND RETURN IN THE POSTAGE-PAID ENVELOPE.

By order of the Board of Directors.





                                                      Robert F. Albright
March 7, 1997                                         Senior Vice President

                       FNB FINANCIAL SERVICES CORPORATION
                              202 SOUTH MAIN STREET
                        REIDSVILLE, NORTH CAROLINA 27320

                                 PROXY STATEMENT

                               GENERAL INFORMATION

The accompanying proxy is solicited by and on behalf of the Board of Directors of FNB Financial Services Corporation, a North Carolina corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on April 8, 1997, at 1:00 p.m. at the Holiday Inn, Reidsville, North Carolina (the "Annual Meeting"), and at any adjournment thereof. The purposes of the Annual Meeting are:

         1. To fix the total number of directors at eleven, and to elect three Class I nominees to the Board of Directors, each to serve a three-year term until the 2000 Annual Meeting of Shareholders.

         2. To approve the FNB Financial Services Corporation Omnibus Equity Compensation Plan (the "Omnibus Plan").

         3. To ratify the selection by the Board of Directors of Cherry, Bekaert & Holland as the Company's independent auditors for the 1997 fiscal year.

         4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by all properly executed proxies received by the Company in time to be taken to the Annual Meeting will be voted; and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specifications. IF A SPECIFICATION IS NOT MADE, THE PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS.

Proxies may be revoked at any time before they are exercised by (i) filing a written notice of revocation with the Secretary of the Company, (ii) filing a duly executed proxy bearing a later date, or (iii) personally appearing at the Annual Meeting and electing to vote in person.

The cost of the solicitation of proxies will be borne by the Company. Solicitation of proxies will be made by mail except that, if necessary, proxies may be solicited personally or by telephone by directors, officers and employees of the Company or its subsidiaries, none of whom will receive special compensation for their efforts. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons, and upon request, the Company will reimburse such persons for the reasonable out-of-pocket expenses thereby incurred. This Proxy Statement is first being mailed on or about March 7, 1997.

                          VOTING SECURITIES OUTSTANDING

Only shareholders of record as of the close of business on February 28, 1997, will be entitled to notice of, and to vote at, the Annual Meeting. On such date, the Company had 1,384,451 shares of Common Stock, par value $1.00 per share, issued and outstanding, each of which is entitled to one vote on each matter calling for a vote of the shareholders. There are no other voting securities.

Each shareholder entitled to vote has the right to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are directors to be elected.

The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting will constitute a quorum. Since many of the shareholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented.

As of February 28, 1997, there were no individuals or entities known to the Company who beneficially owned more than five percent of the Company's outstanding Common Stock.

                              ELECTION OF DIRECTORS

It is intended that the persons named in the accompanying form of proxy will vote to fix the total number of directors at eleven and for the three nominees listed below for directors, unless the authority to so vote is withheld. All three of the nominees are presently members of the Board of Directors of the Company and of the Board of Directors of the Company's wholly-owned subsidiary, First National Bank of Reidsville (the "Bank"). Mr. Dodson has accepted appointment as a director of the Company and the Bank, and will take his seat at the March 14, 1997 meeting of the Board of Directors.

The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. If elected, the nominees will be designated Class I, and will serve until the 2000 Annual Meeting of Shareholders. The directors designated as Class II have been previously elected to serve until the 1998 Annual Meeting of Shareholders, and the directors designated as Class III have been previously elected to serve until the 1999 Annual Meeting of Shareholders.

If shareholders approve fixing the total number of directors at eleven, the Board will have a vacancy of one director following the meeting. The Board is currently considering possible candidates for this vacancy. If the vacancy is filled, the person appointed to serve will stand for re-election at the 1998 Annual Meeting of Shareholders, if nominated by the Board.

If any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote for the election in his stead of such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office.

In tallying shareholder votes, abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Under the North Carolina Business Corporation Act, to be elected as a director, a nominee need only receive a plurality of the votes cast, provided a quorum of shareholders is present. Accordingly, abstentions and broker non-votes will not be counted against such nominees.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). For example, brokers will generally have no discretionary authority to vote shares of Common Stock at the Annual Meeting with respect to the proposal to approve the Omnibus Plan, without receiving voting instructions from beneficial owners, but will have discretionary authority to vote in the election of Directors and the ratification of selection of independent auditors if voting instructions are not received from beneficial owners.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT ELEVEN, AND FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

The following table sets forth certain information concerning each person nominated for election as a director, and each person whose term of office as a director will continue after the Annual Meeting.

                                                                                        Common Stock
                                                                                     Beneficially Owned
                                                                                   as of February 28, 1997
                                                                       ------------------------------------------------

                Name, Age, Year First Elected Director,                        Shares                 Percent
           Principal Occupation (Current and Last Five Years)              Owned (1) (2)            of Class (3)
-----------------------------------------------------------------------------------------------------------------------

                                         NOMINEES FOR A THREE-YEAR TERM (CLASS I)
E. J. Sewell, 56, since 1995, President and Chief Executive                   14,271                    1.00
      Officer of the Company and of the Bank since January 1995;
      Senior Vice President, Branch Banking and Trust Company,
      Winston-Salem, N.C., 1984 to 1995

C. A. Britt, 47, since 1985, President, Carolina Apothecary, Inc.              9,601(4)                 0.67
      and Belmont Pharmacy, Inc.

B. Z. Dodson, 48, self-employed Certified Public Accountant                    2,825                    0.20

                                        CONTINUING DIRECTORS (CLASS II)

W. B. Apple, Jr., 66, since 1969, Chairman of the Company and                  15,715                   1.10
      of the Bank, Retired

O. E. Green, 62, since 1970, President, G.B. Green & Son, Inc.                 15,615                   1.09
      (providers of ready-mixed concrete)

C. G. Payne, 65, since 1976, Retired                                           34,022                   2.38



                                       CONTINUING DIRECTORS (CLASS III)

P. J. Lambeth, 69, since 1978, Farmer (5)                                       5,874                   0.41

J. H. Kinnarney, 43, since 1988, President, Reidsville Veterinary               8,187                   0.57
      Hospital, Inc.

E. H. Trent, Jr., 64, since 1969, Vice Chairman of the Board of                29,157                   2.04
      the Company and the Bank; Retired

K. C. Wright, 44, since 1990, President, Wright Construction                    4,072                   0.28
      Company


Sixteen (16) directors and executive officers as a group, including           162,038                  11.32
those listed above




       ------------------------------------------------------------------


(1) The total includes the shares owned by the spouses and children of the listed individuals, including Patricia L. Apple, 120 shares; Susan D. Britt, 187 shares; Georgie L. Green, 1,089 shares; Heather Green, 191 shares; Dorothy Lambeth, 1,914 shares, Carolyn M. Payne, 191 shares; Rowena P. Sewell, 1,175 shares; Frances A. Trent, 68 shares; Robbin Dodson, 634 shares; Alexandra Dodson, 1,140 shares; and Lennon Dodson, 253 shares. The sole voting power of these shares is vested in these individuals rather than in the nominees or directors.

(2) Each director who is not an officer of the Company (other than W. B. Apple, Jr. and B. Z. Dodson) has the right to acquire 2,046 shares of Common Stock under presently exercisable stock options. Mr. W. B. Apple, Jr. has the right to acquire 10,663 shares. B. Z. Dodson, who will take his seat on the Board of Directors this month, has no presently exercisable stock options. All directors and executive officers as a group have the right to acquire 47,080 shares of Common Stock under stock options exercisable currently or within 60 days hereof. These shares are shown as beneficially owned.

(3) The calculations of the percentage of class beneficially owned by each individual and by the group as a whole are based, in each case, on a number of total outstanding shares equal to the shares currently outstanding plus the number of shares represented by presently exercisable stock options.

(4) Included in the above table are 1,125 shares owned by a corporation of which C.A. Britt is a principal officer and over which he has voting control.

(5) Mr. Lambeth will reach the Company's mandatory retirement age of 70 on December 20, 1997, and so he will not be able to serve his full term.


                    ATTENDANCE AT BOARD MEETINGS; COMMITTEES

During fiscal 1996, there were twelve regular meetings and no special meetings of the Board of Directors of the Company. Each of the incumbent directors (except for B. Z. Dodson, who will take his seat on the Board of Directors this month) attended 75% or more of the meetings held by the Company's Board of Directors.

During fiscal 1996, there were twelve regular meetings and no special meetings of the Board of Directors of the Bank. Each of the incumbent directors (except Mr. Dodson) attended 75% or more of the aggregate of the total number of Bank Board meetings and the total number of meetings held by all committees of the Bank's Board of Directors on which he or she served.

The Board of Directors of the Bank has an Audit Committee, a Compensation Committee and a Trust Committee, but does not have a standing Nominating Committee.

The Audit Committee of the Bank's Board of Directors met four times during the 1996 fiscal year. This Committee reviews the reports and oversees the actions of the Internal Audit Department of the Bank. The Committee also reviews recommendations from the independent auditor. Committee members are O.E. Green, E.H. Trent, Jr., P.J. Lambeth and K.C. Wright.

The Trust Audit Committee of the Bank's Board of Directors did not meet during the 1996 fiscal year, but met in January, 1997. This Committee reviews the Trust Department's reports and recommendations and is responsible for suitable audits of that department. Committee members are K.C. Wright, C.A. Britt and J.H. Kinnarney.

The Compensation Committee of the Bank's Board of Directors met six times during the 1996 fiscal year. This Committee reviews and recommends executive salary and benefit programs. Committee members are C.A. Britt, J.H. Kinnarney and C.G. Payne.

                              DIRECTOR COMPENSATION

Directors were paid $300 for each regularly scheduled or special meeting attended of the Board of Directors of the Bank, except for the Chairman of the Board, who received $350 per regularly scheduled or special meeting. Additionally, each director who is not an employee of the Bank received an annual retainer of $3,000 during 1996. Directors are also paid $150 for each committee meeting of the Board of Directors of the Bank attended, excluding those directors who are employees. Payment is not made for meetings of the Board of Directors or a Board Committee not attended. The directors are also eligible for awards under the Company's Stock Compensation Plan and under the proposed Omnibus Plan described in "APPROVAL OF OMNIBUS EQUITY COMPENSATION PLAN" below and in Appendix I. During 1996, each director who was not an employee of the Bank (other than W. B. Apple, Jr.) received non-qualified stock options to purchase 704 shares of the Company's Common Stock, at an exercise price of $22.25 per share, under the Stock Compensation Plan, and each such director (including Mr. Apple) received non-qualified stock options to purchase 3,000 shares of the Company's Common Stock, at an exercise price of $23 per share, under the proposed Omnibus Plan. See "APPROVAL OF OMNIBUS EQUITY COMPENSATION PLAN--Shareholder Approval of the Omnibus Plan" below. The directors do not receive any additional compensation for attending meetings of the Board of Directors of the Company.

All of the Company's Directors and certain senior management employees are eligible to participate in the Company's Deferred Compensation Plan, which has been adopted to provide additional financial incentives and retirement security for the Company's Directors and executive officers, and to allow for deferral of up to 100% of Director's fees and a portion of eligible employees' compensation. Eligible employees may elect to defer up to 25% of their base salary and up to 100% of any bonuses. Under the Plan, deferred compensation is invested in a Guaranteed Interest Account (the return on which is tied to the rates on U.S. Treasury Notes).

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Ernest J. Sewell, Age 56, is President, Chief Executive Officer and a Director of the Company and the Bank. He assumed his current position in January, 1995 after having served as Senior Vice President of a large regional bank, with 26 years of previous banking experience.

Robert F. Albright, Age 60, is Senior Vice President and Secretary of the Company and the Bank, and Treasurer of the Company. He joined the Bank in 1980 as Vice President with 23 years of prior banking experience, and was elected Senior Vice President and Secretary in 1985.

Richard L. Powell, Age 45, is Senior Vice President of the Company and the Bank, and Assistant Secretary of the Company. He joined the Bank in 1986 as Assistant Vice President and was promoted to Vice President in 1988 and to Senior Vice President in 1993.

C. Melvin Gantt, Age 59, is Senior Vice President of the Bank. He joined the Bank in 1968, was promoted to Assistant Vice President in 1975, to Vice President in 1978, and to Senior Vice President in 1987.

Deborah S. Pryor, Age 44, is Senior Vice President of the Bank. She joined the Bank in 1971, was promoted to Assistant Vice President in 1988, to Vice President in 1991, and to Senior Vice President in 1995.

Arnold F. Robertson, Age 53, is Senior Vice President of the Bank. He joined the Bank in 1969, was promoted to Assistant Vice President in 1975, to Vice President in 1980 and to Senior Vice President in 1988.

Kenneth B. Yates, Age 39, is Senior Vice President of the Bank. He joined the Bank in 1982 as General Auditor, was promoted to Vice President in 1988 and to Senior Vice President in 1995.

                             EXECUTIVE COMPENSATION

The following table sets forth for 1994, 1995 and 1996 the cash and other compensation paid to, received or deferred by Mr. Sewell, who served as Chief Executive Officer of the Company during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                         Long Term
                                                   Annual Compensation              Compensation Awards
-----------------------------------------------------------------------------------------------------------------------------------

           (a)                    (b)             (c)             (d)              (f)                (g)                (i)


                                  Year                                          Restricted        Securities          All Other
         Name and                Ended           Salary                           Stock           Underlying         Compensation
    Principal Position           12/31            ($)          Bonus ($)       Award(s) ($)       Options (#)            ($)
-----------------------------------------------------------------------------------------------------------------------------------

Ernest J. Sewell,                 1996          125,000        43,750(1)           -0-              25,000             9,539(3)
President and Chief               1995          102,476        40,080(1)        16,500(2)           10,625             9,539(3)
Executive Officer                 1994            -0-              -0-             -0-                -0-                -0-


       ------------------------------------------------------------------


(1) Represents compensation earned by Mr. Sewell under the Company's Annual Incentive Plan.

(2) Represents 1,000 shares of the Company's Common Stock awarded and issued pursuant to a Restricted Stock Bonus Award Agreement and the Company's Stock Compensation Plan. Under the Agreement, Mr. Sewell is entitled to receive the dividends on all 1,000 shares; however, up to 500 of those shares are subject to forfeiture if the Company terminates Mr. Sewell's employment for cause on or before January 26, 1998.

(3) Represents benefits to Mr. Sewell under the Company's split-dollar insurance plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options to purchase Common Stock granted to Mr. Sewell during the year ended December 31, 1996.


                                                       Individual Grants

        (a)                      (b)                          (c)                        (d)                     (e)

                         Number of Securities       % of Total Options/SARs
                         Underlying Options/        Granted to Employees in       Exercise or Base
        Name               SARs Granted (#)               Fiscal Year               Price ($/Sh)           Expiration Date
        ----               ----------------               -----------               ------------           ---------------

Ernest J. Sewell                10,000                         9%                       22.25               June 12, 2006

                                15,000                        14%                       23.00             December 11, 2006





                     AGGREGATED OPTION EXERCISES IN 1996 AND
                         DECEMBER 31, 1996 OPTION VALUES

The following table sets forth certain information concerning options to purchase Common Stock held by Mr. Sewell during the year ended December 31, 1996, the aggregate value of gains on the date of exercise (the "Value Realized"), and the value of unexercised options as of December 31, 1996.



          (a)                     (b)                    (c)                      (d)                          (e)

                                                                                                       Value of Unexercised
                                                                          Number of Securities         In-the-Money Options
                            Shares Acquired             Value            Underlying Unexercised                 at
         Name               on Exercise (#)         Realized ($)           Options at FY-End                FY-End (1)
         ----               ---------------         ------------           -----------------                ----------

                                                                             (Exercisable/                (Exercisable/
                                                                             Unexercisable)               Unexercisable)

Ernest J. Sewell                  -0-                    -0-                  2,125/33,500               $21,675/$94,200


   ---------------------------------------------------------------------------


(1) Calculated using published NASDAQ quotations for the Company's Common Stock for close of business on December 31, 1996 ($23.00 per share) and the actual exercise price of the options.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table sets forth certain information concerning certain rights awarded to Mr. Sewell during the year ended December 31, 1996, under long term incentive plans of the Company.

                                                                                     Estimated Future Payouts
                                                                                 under Non-Stock Price-Based Plans
                                                                -------------------------------------------------------------------

        (a)                   (b)                   (c)                   (d)                   (e)                   (f)

                                              Performance or
                                               Other Period
                           Number of               Until
                       Shares, Units or        Maturation or           Threshold                                    Maximum
        Name           Other Rights (#)           Payout               ($ or #)           Target ($ or #)          ($ or #)
        ----           ----------------           ------               --------           ---------------          --------

E.J. Sewell                   N/A           Jan. 1, 1995              $44,664 (1)            $223,320              $334,980
                                            through
                                            Dec. 31, 1999


       ------------------------------------------------------------------


(1) Award figures are estimated on Mr. Sewell's average base salary assuming 5% annual increases in each of 1998 and 1999.

As reflected in the foregoing table, Mr. Sewell is eligible for awards from the Company's Long Term Incentive Plan, as part of a group of awards effective January 1, 1995. Awards are based on the achievement of certain threshold, target and maximum performance goals during the measurement period, based on (i) the increase in the price per share of the Company's Common Stock (40% of formula) and (ii) the increase in the annual earnings per share of the Company (40% of formula), and (iii) growth in average earning assets of the Company (20% of formula).

                      EMPLOYMENT CONTRACTS AND TERMINATION,
                  SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

In May, 1995, Ernest J. Sewell, President and Chief Executive Officer of the Company and the Bank, entered into an Employment Agreement with the Company and the Bank, jointly. The Agreement has a rolling three-year term, meaning that it is automatically renewed each month for a three-year period, unless either party terminates the Agreement in accordance with its terms. The Agreement provides for an initial annual base salary of $110,000 (increased to $160,000 as of January 1, 1997), plus a number of benefits, including participation in various compensation plans offered to the Company's employees and senior management. These plans include Long-Term and Annual Incentive Plans, and a Benefit Equivalency (supplemental executive retirement) Plan. Mr. Sewell is also a participant in the Company's Deferred Compensation Plan. Under the Employment Agreement, if there is a change in control of the Company, Mr. Sewell may, under certain circumstances, terminate his employment with the Company, and thereafter continue to receive his base salary for a period of two years and eleven months, in addition to any other benefits.

The Board of Directors has adopted a Long Term Incentive Plan to encourage eligible senior management employees to make long term decisions that increase the Company's shareholder value, and enhance the Company's ability to retain such employees. Under the Plan, certain senior management employees who have policy-making roles, or the ability to affect policy, are awarded incentive compensation if the Company reaches specified goals, such as a minimum increase in share values, over a specified period, generally five years. In the event of a change in control of the Company, benefits under the Long Term Incentive Plan may vest early.

In addition to the Long Term Incentive Plan, the Board of Directors has adopted an Annual Management Incentive Plan, pursuant to which certain of the Company's officers are awarded incentive compensation if the Company meets specified goals, such as a minimum net income, over a specified period, generally one calendar year. If the Company does not meet the specified goals, discretionary awards may be made to certain individual officers if they meet planned individual goals during the specified period, as recommended by the Chief Executive Officer of the Company.

Certain highly compensated employees of the Company, including Mr. Sewell, are eligible for the Company's Benefit Equivalency Plan, which is a supplemental executive retirement plan, intended to "make whole" those employees whose compensation under the Company's Employees Pension Plan is limited by applicable governmental restrictions due to their compensation level. The Plan includes certain early retirement benefits.

The Board of Directors has previously adopted a Stock Compensation Plan in addition to the proposed Omnibus Plan described below. The purpose of these Plans is to allow certain officers, employees and directors of the Company and its subsidiaries to have an opportunity to acquire or increase their ownership interest in the Company, as an additional incentive to attract and retain employees and directors, and to encourage them to promote the Company's business. The stock options awarded under these Plans to the Company's officers and directors grant such persons the right to acquire up to a specified number of the Company's shares at certain times in the future at a fixed price, and thereby reward the recipients for their contribution to increases in the price of the Company's shares. In the event of a change in control of the Company, benefits under these Plans may vest early.

The Board of Directors has adopted two severance policies for the senior officers of the Company and the Bank. Under the first severance policy, any officer (other than an officer covered by a currently effective severance agreement) who has been employed for five years or more, and who has attained the office of Senior Vice President or above (a "Senior Officer"), is entitled to receive salary continuation payments if his employment by the Company or the Bank is terminated "without cause." Any officer covered by the policy would also be entitled to payments in the event of a "change in control" of the Company or Bank and the officer is not offered a position with the Company, the Bank, or the successor of either, at the officer's current salary, that does not require the officer to maintain an office more than 25 miles from his or her office before the change in control. These payments would be made in the same installments and amounts as the officer's salary immediately prior to the time of termination and would continue for a period of time dependent on the officer's length of employment. Any officer employed for less than ten years would receive payments for one year, any officer employed for more than ten years but less than 15 years would receive payments for 18 months, and any officer employed for more than 15 years would receive payments for two years.

The second severance policy was adopted by the Board of Directors in its February, 1997 meeting, and covers Senior Officers who have been employed by the Bank for less than five years, with the recommendation and consent of the President and the Board of Directors. Senior Officers subject to this second policy receive payments only if they are terminated as a result of a "change in control." Any officer employed for less than three years would receive payments for six months, and any officer employed for more than three years but less than five years would receive payments for nine months.

Under either severance policy, payments to any officer would immediately cease if the officer became an officer, director, employee, consultant, or more than one percent owner of any bank or savings and loan institution within 50 miles of the Company's home office and in connection with such position is responsible for soliciting or servicing depositors, borrowers or other customers. No amounts have ever been paid under either of these policies.

                     INDEBTEDNESS OF OFFICERS AND DIRECTORS

Certain of the directors and executive officers of the Company are customers of and borrowers from the Bank in the ordinary course of business. From January 1, 1996 to February 28, 1997, loans outstanding to directors and executive officers of the Company, and their associates as a group, amounted to a maximum of approximately $5,560,520, or 27.3% of the equity capital of the Bank. The peak indebtedness occurred in May, 1996. Total individual and corporate obligations, direct and indirect, for any one director did not exceed 10% of the equity capital of the Bank at any time from January 1, 1996 to February 28, 1997. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectability, or contain other unfavorable features.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the year ended December 31, 1996, its executive officers and directors complied with all applicable Section 16(a) filing requirements.

                  APPROVAL OF OMNIBUS EQUITY COMPENSATION PLAN

The Board of Directors of the Company approved and adopted the FNB Financial Services Corporation Omnibus Equity Compensation Plan (the "Omnibus Plan") on June 13, 1996, and amended and restated the Omnibus Plan on November 14, 1996, subject to shareholder approval. The Board has authorized the submission of the Omnibus Plan to shareholders of the Company for their approval at the Annual Meeting.

The Omnibus Plan is an equity-based compensation plan, designed for the benefit of the directors, executives, and key employees of the Company and any subsidiary of the Company, that will allow the grant of a variety of different types of equity-based compensation to eligible persons under a single plan. Specifically, awards under the Omnibus Plan may be made to participants in the form of incentive stock options, non-qualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares, deferred stock, other stock-based awards, and other forms of equity-based compensation.

If approved by shareholders, the Company will be authorized to issue up to 150,000 shares of the Company's Common Stock under the Omnibus Plan. This amount will be increased automatically by an amount equal to twenty percent of any future increase in the number of outstanding shares of the Company's Common Stock (other than an increase due to awards under the Omnibus Plan or any similar plan) (the "evergreen provision"). By adopting the Omnibus Plan, the Board of Directors hopes to assist the Company and any subsidiary of the Company in attracting and retaining personnel of exceptional ability, in motivating such personnel through added incentives to make a maximum contribution to greater profitability, in developing and maintaining a highly competent management team, and in maintaining the Company's competitive position with respect to executive compensation.

REASONS FOR AND EFFECT OF THE OMNIBUS PLAN

The adoption of the Omnibus Plan by the Board of Directors of the Company represents a continuation of the recognition by the Company of the value inherent in providing meaningful opportunities for equity ownership among directors, executives, and key employees. Prior to the adoption of the Omnibus Plan, the Company established a shareholder-approved Stock Compensation Plan designed to encourage a proprietary interest through the granting of stock options and/or stock grants. The Company reserved 138,750 shares of its Common Stock for issuance under the Stock Compensation Plan, substantially all of which have either been issued or are subject to outstanding stock options (incentive and non-qualified) or stock grants to directors, executives, and other key employees of the Company.

The Omnibus Plan is intended to replace the Stock Compensation Plan of the Company and broaden the types of equity-based compensation that will be available to the Company in the future for compensation of its directors, executives, and other key employees. The Stock Compensation Plan will be retained for purposes of administering outstanding awards under such

Plan, but the Company anticipates that all new awards will be granted under the Omnibus Plan if it is approved by shareholders at the Annual Meeting. The amount of shares of Common Stock available for awards under the Stock Compensation Plan and proposed under the Omnibus Plan will collectively represent approximately twenty percent of the currently outstanding shares of Common Stock of the Company. The evergreen provision of the Omnibus Plan is intended to provide the Company the ability to maintain its executive compensation at that level if the number of outstanding shares of Common Stock of the Company increases in the future (other than as a result of awards under the Omnibus Plan or any similar plan).

SHAREHOLDER APPROVAL OF THE OMNIBUS PLAN

The Omnibus Plan is being submitted to the shareholders of the Company for their approval because the corporate governance requirements of The NASDAQ Stock Market specifically require that NASDAQ National Market tier companies like the Company obtain shareholder approval of any stock option or similar plan through which stock may be acquired by directors and officers and which is not open to shareholders or employees generally. Moreover, shareholder approval of the Omnibus Plan is necessary in order for any incentive stock options granted under the plan to obtain favorable tax treatment. Finally, shareholder approval of the Omnibus Plan is necessary in order for the Company to be in a position to characterize certain awards under the Omnibus Plan as "performance-based" compensation in connection with determining whether compensation paid to certain executives of the Company will be deductible for federal income tax purposes. If the shareholders of the Company do not approve the Omnibus Plan, it is anticipated that the Company will consider other alternative plans for equity-based compensation that may be submitted to the shareholders for consideration at a later date. In addition, any awards already made under the Omnibus Plan but conditioned upon and subject to the approval of the Omnibus Plan by the Company's shareholders will be void if shareholders do not approve the Omnibus Plan.

For a more complete description of the features of the Omnibus Plan, including its terms, eligibility requirements, and amendment and termination procedures, see the description of the Omnibus Plan attached hereto as Appendix I and incorporated by reference herein.

Any awards made under the Omnibus Plan prior to shareholder approval generally will be effective when made, but will be conditioned upon and subject to the approval of the Omnibus Plan by the Company's shareholders. The Board of Directors of the Company has authorized and granted options to purchase 95,025 shares of the Company's Common Stock, as more fully described below, that will be contingent upon shareholder approval of the Omnibus Plan.

                                NEW PLAN BENEFITS

                                  OMNIBUS PLAN

                                                       Number of Shares
Name and Position/Group                               Underlying Options
-----------------------                               ------------------

Ernest J. Sewell, President                                  18,125
 and Chief Executive Officer
 and Director of the Company
 and the Bank

Executive Group (exclusive of Mr. Sewell)                    36,900


Non-Executive Director Group                                 24,000


Non-Executive Officer Employee Group                         16,000


All of the options listed above represent options to purchase shares of the Company's Common Stock at an exercise price of $23.00 a share, 100% of the fair market value of the Common Stock on the date of grant of each option, except for an option held by Mr. Sewell to purchase 3,125 shares at $22.25 a share (100% of the fair market value of the Company's Common Stock on the date of grant). All such options will vest 25% after one year from the date of grant and an additional 25% annually thereafter and will generally expire upon the earlier of 10 years following the date of grant or a specific period following termination of employment. All such options were granted in the form of incentive stock options, except for options granted to the Directors of the Company who are not executive officers and a portion of the options granted to Mr. Sewell, which are non-qualified stock options. These non-qualified stock options contain limited transferability provisions, which allow transfer of the options under certain circumstances to immediate family members of the optionees and certain related entities.

At February 21, 1997, the closing price for the Company's Common Stock reported on the NASDAQ National Market tier of The NASDAQ Stock Market was $22.875 per share.

In addition to the above contingent awards, another 10,000 shares have been specifically allocated to officers who will be responsible for the management of the Bank's Wilmington, North Carolina and Greensboro, North Carolina office locations. These options were approved at the February 13, 1997 Board of Directors meeting, and have an effective date of March 14, 1997. No determination has been made of who may be granted other awards under the Omnibus Plan, or the terms and provisions of any such awards.

The affirmative vote of a majority of the shares of the Company's Common Stock voted in person or by proxy at the Annual Meeting is necessary to approve the Omnibus Plan. Shares may be voted "FOR" or "AGAINST" this proposal, or an abstention may be specified on the proxy. In tallying shareholder votes, abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting, but will have no effect on the vote. For an explanation of broker non-votes, see the discussion regarding the votes required for election of directors.

THE BOARD OF DIRECTORS BELIEVES THE OMNIBUS PLAN WOULD BE IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THIS PROPOSAL. Any properly-executed proxy received by the Secretary will be voted "FOR" this proposal unless otherwise indicated on the proxy.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Cherry, Bekaert & Holland was the Company's independent auditor for the year ended December 31, 1996 and has been selected as the Company's independent auditor for the year ending December 31, 1997. Such selection is being submitted to the Company's shareholders for ratification. Representatives of Cherry, Bekaert & Holland are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. Any properly-executed proxy received by the Secretary will be voted "FOR" this proposal unless otherwise indicated on the proxy.

                   DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

It is presently anticipated that the 1998 Annual Meeting of Shareholders will be held in April of 1998. In order for shareholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office no later than November 7, 1997, and meet all other applicable requirements for inclusion therein.

                                  OTHER MATTERS

Management is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

                                  MISCELLANEOUS

The Annual Report of the Company for the year ended December 31, 1996, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

THE FORM 10-KSB FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: FNB FINANCIAL SERVICES CORPORATION, POST OFFICE BOX 2037, REIDSVILLE, NORTH CAROLINA 27320-2037,
ATTENTION: ROBERT F. ALBRIGHT.

                                           By order of the Board of Directors.



                                           W. B. Apple, Jr.
                                           Chairman of the Board


March 7, 1997

                                   APPENDIX I
                           DESCRIPTION OF OMNIBUS PLAN


         The FNB Financial Services Corporation Omnibus Equity Compensation Plan (for purposes of this Appendix I, the "Plan") was adopted by the Board of Directors of the Company on June 13, 1996, and amended and restated on November 14, 1996, subject to shareholder approval. Any awards made under the Plan prior to shareholder approval will generally be effective when made but will be conditioned on, and subject to, such shareholder approval.

         The following is a description of the material features of the Plan, and the federal income tax consequences to participants under the Plan. This description is merely a summary of some of the terms and provisions of the Plan, is not intended to be a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained, without charge, upon written or oral request, by contacting Robert F. Albright, Senior Vice President, FNB Financial Services Corporation, P. O. Box 2037, Reidsville, North Carolina 27323-2037, telephone (910) 342-3346.

DESCRIPTION OF PLAN

         NATURE AND PURPOSE. The Plan allows the grant of a number of different types of equity-based compensation vehicles under a single plan. Awards under the Plan may be made to participants in the form of incentive stock options, non-qualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares, deferred stock, other stock-based awards, and other forms of equity-based compensation. The Plan is designed for the benefit of the directors, executives, and key employees of the Company and any subsidiary of the Company, to attract and retain personnel of exceptional ability, to motivate such personnel through added incentives to make a maximum contribution to greater profitability, to develop and maintain a highly competent management team, and to be competitive with other companies with respect to executive compensation.

         ADMINISTRATION. The Plan is administered by the Board of Directors of the Company or a committee of the Board appointed by the Board to administer the Plan (for purposes of this Appendix I, the "Committee"). The Board, in its discretion, may serve as the Committee to administer the Plan, with all the powers of the Committee described herein and in the Plan. If no Committee is appointed to administer the Plan, or if the Board administers all or any part of the Plan, the term "Committee" herein will refer to the Board. Thus, for purposes of this Appendix I, all references to the "Committee" will be deemed to include the Board of Directors of the Company.

          The Committee has the exclusive right to interpret, construe, and administer the Plan and to select the persons eligible to receive awards under the Plan. The Committee will determine the number of stock options, stock rights, shares of stock, or performance shares subject to an award and the form, terms, conditions, and duration of each award.

         SECURITIES TO BE OFFERED. If approved by shareholders, the Company will be authorized to issue up to 150,000 shares of Common Stock under the Plan, plus such additional number of shares attributable to increases in the number of outstanding shares of Common Stock as described below. The Common Stock subject to an award under the Plan will be made available from the authorized and unissued shares of the Company's Common Stock. If in the future the number of outstanding shares of the Company's Common Stock increases above the number of shares of Common Stock outstanding on June 13, 1996 (other than an increase due to awards under the Plan or any other similar plan), then 20% of any such increase will be added to the 150,000 shares otherwise available for issuance under the Plan. The amount available for awards under the Plan may also be increased by proportionate and equitable adjustments to be made by the Committee in the event of a reorganization, recapitalization, stock split-up, stock dividend, merger, consolidation, sale of assets, or other certain similar events affecting the Company and/or any subsidiary of the Company.

         Within the aggregate limits on the amount of shares available for awards under the Plan, an employee will be limited in the amount of stock options and/or stock rights that may be granted to such employee under the Plan each calendar year. To the extent required by Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder, an employee will be limited to stock options and/or stock rights each calendar year representing up to 20,000 shares of Common Stock. If an employee receives awards for less than this amount (or for no amount) during a calendar year, the difference will be carried forward and added to the maximum award limits for future years.

         ELIGIBLE PARTICIPANTS. Eligible participants under the Plan include any director, executive, or key employee of the Company or any subsidiary of the Company as determined by the Committee. The Company presently estimates that the number of persons eligible to participate under the Plan is approximately 25 persons. The Committee has the exclusive right to select the persons who are eligible to receive awards under the Plan.

         TYPES OF AWARDS. The Committee is provided broad discretion under the Plan to determine the terms and conditions of the various types of awards that may be made under the Plan. The various forms of awards that may be made to participants under the Plan are described below.

         INCENTIVE STOCK OPTIONS. The Company may grant tax-favored incentive stock options ("ISOs") to eligible participants under the Plan who are executives or key employees of the Company or any subsidiary of the Company selected by the Committee. ISOs may be granted at such time or times determined by the Committee until June 12, 2006, subject to certain conditions. The exercise price of an ISO may not be less than 100% of the fair market value of the Company's Common Stock at the time the ISO is granted. An ISO and any related stock right, if any, granted under the Plan must be exercised in whole or in part from time to time within 10 years from the date of grant, or such shorter period as specified by the Committee in the award. Upon a termination of employment of the optionee with the Company or any subsidiary of the Company, the period of time during which an ISO or related stock right remains exercisable will be restricted. The aggregate fair market value of the shares of the Company's Common Stock with respect to which ISOs are first exercisable during any calendar year by an eligible participant may not exceed $100,000. Under certain circumstances, the amount of an option granted in excess of the foregoing limitation will be treated as a non-qualified stock option. ISOs may not be granted under the Plan to any eligible participant who, at the time of the option grant, owns stock possessing more than 10% of the voting power of the Company, unless at the time of the grant the option price is at least 110% of the fair market value of the stock subject to the ISO and the option, by its terms, is not exercisable after the expiration of five years from the date of the grant. Subject to the limitation on the maximum number of shares of the Company's Common Stock that may be issuable pursuant to the Plan as discussed under "Securities to be Offered" above, the number of shares of Common Stock that may be subject to ISO awards under the Plan cannot exceed 150,000 shares.

         NON-QUALIFIED STOCK OPTIONS. The Company may also grant non-qualified stock options ("NQSOs") to purchase shares of the Company's Common Stock to eligible participants under the Plan at such time or times determined by the Committee. These stock options will not be eligible for the favorable tax treatment available to ISOs. The exercise price of a NQSO will be as established by the Committee in the agreement evidencing the award. Such exercise price may be less than 100% of the fair market value at the time of grant. A NQSO and any related stock right, if any, granted under the Plan will be exercisable in full or in part from time to time as specified by the Committee or in the award agreement. Upon termination of employment, the period of time during which the NQSO and any related stock right may be exercisable will be restricted. A NQSO may also be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Committee and specified in the award agreement.

         STOCK APPRECIATION RIGHTS. The Company may grant stock appreciation rights ("SARs") to eligible participants under the Plan either in connection with an ISO or a NQSO or independent of any related stock option. A SAR is a stock right that provides for an amount payable in shares of the Company's Common Stock and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share of the Company's Common Stock on the date the stock right is exercised over the price at which a participant could exercise a related stock option to purchase the share of Common Stock. Any SAR granted under the Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, if any, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of a SAR, the number of shares of Common Stock subject to exercise under any related stock option will be reduced automatically by the number of shares of Common Stock represented by the related stock option (or portion thereof) that is surrendered. The Committee is also empowered under the Plan, in its sole discretion, to grant limited stock appreciation rights ("Limited SARs"), which will become exercisable only upon a change in control and/or a potential change in control of the Company, as defined in the Plan, and may be settled only in cash. See "Effects of Change in Control" below.

         INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS. Each stock option (ISO or
NQSO) and stock right (SAR or Limited SAR) granted under the Plan will be subject to such terms and conditions, including employment requirements, not inconsistent with the Plan, as may be determined by the Committee. An ISO or related stock right under the Plan will not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative. A NQSO or related stock right will be subject to the same transferability and exercisability restrictions unless otherwise determined by the Committee, in its sole discretion. The purchase price for shares of the Company's Common Stock upon exercise of a stock option under the Plan will be payable in such amounts, at such times, and upon such terms as will be determined by the Committee, subject to any limitations set forth in the award agreement. The Committee may establish payment terms for the exercise of stock options that permit the participant to deliver shares of the Company's Common Stock with a fair market value equal to the stock option exercise price as payment upon exercise of a stock option. No cash dividends will be paid on shares of Common Stock subject to unexercised stock options under the Plan. The Committee, however, may, in its discretion, provide for the payment of "dividend equivalents" on shares of Common Stock subject to an exercisable stock option under the Plan. The Committee may also, in its discretion, authorize payment of "interest equivalents" on dividend equivalents under the Plan.

         RESTRICTED STOCK. Restricted stock awards may be made to participants under the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company or any subsidiary of the Company. A restricted stock award will be an award of the Company's Common Stock issued with the restriction that the holder may not sell, transfer, pledge, or assign such stock and with such other restrictions as the Committee, in its sole discretion, may impose, including, without limitation, a restriction on the right to vote such shares and the right to receive cash dividends. In addition to determining the applicable restrictions on restricted stock, which may include service or performance restrictions, the Committee may also in its discretion determine the purchase price, if any, to be paid for such restricted stock, the length of the time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or withheld for the account of the participant. Upon termination of a participant's employment with the Company or a subsidiary of the Company prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Committee.

         DEFERRED STOCK. The Plan also empowers the Company to issue shares of deferred stock to eligible participants. The Committee is empowered to determine the individuals to whom, and the time or times at which, awards of deferred stock may be made, the number of shares to be awarded, the price (if any) to be paid for the deferred stock, the time or times within which such awards may be subject to forfeiture, whether shares of deferred stock will accrue cash dividend equivalents, and all other conditions of the deferred stock awards. The Committee may also condition awards of deferred stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine. Deferred stock awards generally may not be sold, transferred, pledged, assigned, or otherwise encumbered during the deferral period, as specified by the Committee. Upon the expiration of the deferral period, certificates for shares of the Company's Common Stock will be delivered to the participant representing the number of shares of Common Stock covered by the deferred stock award. Upon termination of employment of a recipient of a deferred stock award with the Company or any subsidiary of the Company, the deferred stock covered by an award will be forfeited by the participant, unless otherwise provided in the Plan or the applicable award agreement.

         STOCK AWARDS. The Company may grant an award of Common Stock to eligible participants under the Plan in payment of compensation that has been earned or as compensation to be earned, including, without limitation, compensation awarded concurrently with or prior to the grant of the stock award. Shares of the Company's Common Stock subject to a stock award may be issued to the participant at the time the award is granted, or at any time subsequent thereto, or in installments from time to time, as determined by the Committee. A stock award will be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the stock award or the shares of Common Stock issued pursuant thereto, as determined by the Committee.

         PERFORMANCE SHARES. Awards of performance shares may be made to eligible participants under the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company or any subsidiary of the Company. A performance share under the Plan will be an award of a unit valued by reference to a designated number of shares of the Company's Common Stock, which value may be paid to the participant by the delivery of such cash, Common Stock, or any combination thereof as determined by the Committee, upon achievement of such performance objectives during the applicable performance period as the Committee may establish at the time of the award grant or thereafter. The Committee in its sole discretion may determine the participants to whom awards of performance shares will be made, the performance period, and/or the performance objectives applicable to such awards, the form of settlement of a performance share, and any other terms and conditions of such awards.

         OTHER STOCK-BASED AWARDS. The Plan also authorizes the grant of other awards of the Company's Common Stock and other awards that are valued in whole or in part by reference to, or otherwise based on, the Company's Common Stock. These other stock-based awards will include without limitation convertible preferred stock, convertible debentures, exchangeable securities, phantom stock, and stock award options valued by reference to book value or performance. The Committee in its sole discretion is empowered to determine the participants eligible to receive other stock-based awards, the time or times at which such awards may be made, the number of shares of the Company's Common Stock subject to such awards, and all other terms and conditions of such awards. Shares of Common Stock subject to other stock-based awards may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

         EFFECTS OF CHANGE IN CONTROL. The Committee is granted broad discretion under the Plan to deal with awards under the Plan in the event of a change in control or a potential change in control of the Company, as defined in the Plan. Under such circumstances, the Committee will be authorized to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to awards under the Plan. The Committee's action may include, without limitation, establishing, amending, or waiving the forms, terms, conditions, and duration of an award and the award agreement, so as to provide for earlier, later, extended, or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, and accelerated release of restrictions, or other modifications, all as more fully described in the Plan. The Plan also allows the Committee in its sole discretion to grant Limited SARs, which become exercisable only in the event of a change in control and/or a potential change in control of the Company, subject to such terms and conditions as the Committee, in its sole discretion, may specify at grant. Limited SARs will be settled solely in cash. A Limited SAR will entitle the holder of the related stock option to surrender such stock option, or any portion thereof, to the extent unexercised, and to receive a cash payment equal to the difference between the SAR fair market value (at the date of surrender) of a share of the Company's Common Stock for which the surrendered stock option or portion thereof is then exercisable, and the price at which a participant could exercise a related stock option to purchase the share of the Company's Common Stock. For these purposes, the "SAR fair market value" means a value established by the Committee for the exercise of a SAR or Limited SAR.

         AMENDMENT AND TERMINATION. If approved by shareholders, the Plan will continue in effect until terminated by the Company as provided in the Plan. The Company may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision thereof. No amendment to the Plan may be made without approval by the Company's shareholders that would make certain changes, including altering the group of persons eligible to participate in the Plan, increasing the maximum number of shares of the Company's Common Stock available for awards under the Plan (except as otherwise provided thereunder), limiting or restricting the powers of the Board and the Committee in administering the Plan, or making certain changes with respect to ISOs under the Plan. No amendment to or discontinuation of the Plan or any provision thereof may adversely affect any award previously granted to a participant under the Plan, without the written consent of such participant.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the federal income tax treatment under the Code of stock options, stock rights, and other stock awards under the Plan as of the date of the proxy statement of which this Appendix I is made a part, assuming the Plan is approved by shareholders. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. The following summary is not intended to be exhaustive and does not discuss any state and local taxes that may be associated with participation under the Plan.

         QUALIFIED OPTIONS. In general, no taxable income will be recognized by an optionee, and no tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The difference between the option price and the fair market value of the shares upon exercise, however, will be a preference item subject to the federal alternative minimum tax. If the optionee makes a "disqualifying disposition" of the shares of the Company's Common Stock acquired through the exercise of an ISO before the later to occur of (1) two years from the date of the grant of the ISO, or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Company's Common Stock on the date of exercise of the ISO minus the option price, or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included in income by the optionee. If the optionee has held the shares for the requisite Holding Period prior to the disposition, the optionee will be taxed according to the rules of sales and exchanges generally, and the Company will not be entitled to a tax deduction by reason of the disposition. An optionee who exercises an option under the Plan may be allowed to pay for his shares with cash or with shares of the Company's Common Stock, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise and has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred.

         NON-QUALIFIED OPTIONS. An optionee granted a NQSO realizes no taxable income upon receipt of the NQSO, but is deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO, over the option price paid, unless at the time of exercise the stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises a NQSO under the Plan will acquire the stock subject to such risk will depend upon the terms of the NQSO award as determined by the Committee and set forth in the agreement evidencing the award. For a discussion of the income tax treatment when a participant acquires the Company's Common Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. In general, when a NQSO is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus any amount of cash paid by the optionee upon the exercise of the NQSO. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO. Some variations on the federal income tax consequences described above may occur with respect to NQSOs that may be granted with transferability provisions authorized by the Committee and included in an award agreement.

         STOCK RIGHTS. The grant of a stock right to a participant under the Plan will not require a recognition of taxable income. Upon the exercise of a stock right, however, payments received by the participant will be included in that participant's income as compensation in that year. If payment is made in cash, that amount of cash must be recognized as income. If the stock right is paid in the Company's Common Stock, income will be recognized in the amount of the fair market value of the Common Stock. The Company will be entitled to a deduction for compensation in an equal amount, to be recognized in its taxable year in which the participant's taxable year of income inclusion ends (subject to applicable withholding requirements).

         RESTRICTED STOCK. A recipient of restricted stock (or any other stock award under the Plan that is subject to a "substantial risk of forfeiture") generally will be subject to tax at ordinary income rates on the excess of the fair market value of the restricted stock (or other stock award) at such time the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code over the purchase price, if any, of such restricted stock (or other stock award). However, a recipient who so elects under Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock (or other stock award). The Company will be entitled to a deduction for federal income tax purposes in the year the participant must report the income in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award (subject to applicable withholding requirements).

         DEFERRED STOCK. The recipient of a deferred stock award under the Plan will generally be subject to tax at ordinary income rates on the fair market value of the deferred unrestricted stock on the date that such stock is transferred to the participant under the award. The Company will be entitled to a deduction for federal income tax purposes in the year the participant must report the income in an amount equal to the ordinary income realized by the participant as a result of the deferred stock award (subject to applicable withholding requirements).

         STOCK AWARDS. Unrestricted awards of the Company's Common Stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the federal income tax consequences will be as described under "Restricted Stock" above. The Company will be entitled to a deduction for federal income tax purposes in the year the participant must report the income in an amount equal to the ordinary income realized by the participant as a result of the stock award (subject to applicable withholding requirements).

         PERFORMANCE SHARES. A participant granted an award of performance shares will not recognize income at the time of grant but generally will recognize ordinary income when the award is settled (either at the conclusion of the performance period or at the end of the deferral period elected by a participant). The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of the Company's Common Stock received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant must report the income in an amount equal to the ordinary income realized by the participant as a result of the performance share award (subject to applicable withholding requirements).

         PAYMENTS UPON CHANGE IN CONTROL. The Plan authorizes the acceleration of payment of awards and related shares of the Company's Common Stock in the event of a change in control or potential change in control of the Company, as defined in the Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company.

                                                                     APPENDIX A

                                                                REVOCABLE PROXY

                       FNB FINANCIAL SERVICES CORPORATION
                             202 South Main Street
                        Reidsville, North Carolina 27320

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 8, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints P. J. Lambeth, J. H. Kinnarney, E. H. Trent, Jr., or any of them, proxies with full power of substitution to vote all shares of FNB Financial Services Corporation standing in the name of the undersigned at the above Annual Meeting of Shareholders, and any adjournment thereof:

1. To fix the total number of directors at eleven:

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

2. Election of Directors:

                       With [ ]    Without [ ] (mark one)
             authority to vote for the three nominees listed below:

                    E. J. Sewell, C. A. Britt, B. Z. Dodson

To withhold authority to vote for any nominee or nominees, write the nominee's name in the space provided below.

-------------------------------------------------------------------------------
                                     (over)




3. To approve the FNB Financial Services Corporation Omnibus Equity Compensation Plan.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

4. To ratify the selection by the Board of Directors of Cherry, Bekaert & Holland as the Corporation's independent auditor for the year ending December 31, 1997.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.


Dated:                    , 1997
      --------------------
                                        -------------------------------------
                                        SIGNATURE OF SHAREHOLDER

When signing as Attorney-in-Fact,
Executor, Administrator, Trustee or
Guardian, please give full title.  If
more than one Trustee, all should sign.
All joint owners must sign.  If a
corporation, please sign in full
corporate name by any authorized
officer.
                                        -------------------------------------
                                        SIGNATURE OF SHAREHOLDER